Exhibit 99.2

First-Quarter 2011 Earnings Jim Gallogly, Chief Executive Officer Kent Potter, Chief Financial Officer Sergey Vasnetsov, SVP - Strategic Planning and Transactions Doug Pike, VP - Investor Relations May 2, 2011

Cautionary Statement The information in this presentation includes forward-looking statements. These statements relate to future events, such as anticipated revenues, earnings, business strategies, competitive position or other aspects of our operations or operating results. Actual outcomes and results may differ materially from what is expressed or forecast in such forward^looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ from forward-looking statements include, but are not limited to, availability, cost and price volatility of raw materials and utilities; supply/demand balances; industry production capacities and operating rates; uncertainties associated with worldwide economies; legal, tax and environmental proceedings; cyclical nature of the chemical and refining industries; operating interruptions; current and potential governmental regulatory actions; terrorist acts; international political unrest; competitive products and pricing; technological developments; the ability to comply with the terms of our credit facilities and other financing arrangements; the ability to implement business strategies; and other factors affecting our business generally as set forth in the "Risk Factors" section of our Form 10-K for the year ended December 31, 2010, which can be found at www.lyondellbasell.com on the Investor Relations page and on the Securities and Exchange Commission's website at www.sec.gov. This presentation contains time sensitive information that is accurate only as of the date hereof. Information contained in this presentation is unaudited and is subject to change. We undertake no obligation to update the information presented herein except as required by law.

Information Related to Financial Measures We have included EBITDA in this presentation, which is a non-GAAP measure, as we believe that EBITDA is a measure commonly used by investors. However, EBITDA, as presented herein, may not be comparable to a similarly titled measure reported by other companies due to differences in the way the measure is calculated. For purposes of this presentation, EBITDA for predecessor periods (prior to April 30, 2010) means earnings before interest, taxes, depreciation, amortization and restructuring costs, as adjusted for other items management does not believe are indicative of the Company's underlying results of operations such as impairment charges, reorganization items, the effect of mark-to-market accounting on our warrants and current cost inventory adjustments. EBITDA for successor periods (after April 30, 2010) means earnings before interest, taxes, depreciation and amortization, as adjusted for the same items, to the extent applicable in the successor periods. EBITDA also includes dividends from joint ventures. EBITDA should not be considered an alternative to profit or operating profit for any period as an indicator of our performance, or as an alternative to operating cash flows as a measure of our liquidity. See Table 9 of our accompanying earnings release for reconciliations of EBITDA to net income. While we also believe that net debt is a measure commonly used by investors, net debt, as presented herein, may not be comparable to a similarly titled measure reported by other companies due to differences in the way the measure is calculated. For purposes of this presentation, net debt means short-term debt plus current maturities of long-term debt plus long-term debt minus cash and cash equivalents. In our predecessor period, we utilized a combination of First In-First Out and Last In-First Out inventory methods for financial reporting. For purposes of evaluating segment results, management reviewed operating results using current cost, which approximates LIFO. As supplementary information, and for our segment reporting, we also provide EBITDA information on a current cost basis for predecessor periods. In our successor periods, we have utilized the LIFO inventory methodology and EBITDA information for periods after our emergence is on a LIFO basis.

Highlights 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 1Q11 East 390 537 783 526 640 1403 1230 762 1391 Quarterly EBITDA(2) Jan 2009 - Mar 2011 1) Represents a combination of predecessor (April 1, 2010 - April 30, 2010) and successor (May 1, 2010 - March 31, 2011) periods. For periods prior to May 1, 2010, EBITDA is prepared on a current cost inventory basis. For periods beginning on May 1, 2010, and thereafter, EBITDA is prepared using the LIFO (Last-In, First-Out) method of inventory accounting. All EBITDA figures include joint venture dividends. 2) 2Q10, 3Q10 and 4Q10 figures exclude LCM inventory charges of $333 million, $32 million and $(323) million, respectively. Quarterly EBITDA increase of 84% from 4Q10, 119% from 1Q10

LyondellBasell Safety Performance Overall safety performance is among the best in the industry Contractor performance has improved significantly over the last two quarters Bayport Polymers plant received 2010 Distinguished Safety Award from NPRA

LyondellBasell First-Quarter 2011 and Last- Twelve-Months (LTM) Segment EBITDA March 2011 LTM EBITDA LTM EBITDA (1), (2) $4,797 million ex $42 million LCM charge LTM Operating Income (2), (3) $3,642 million 1Q11 EBITDA $1,402 million 1Q11 Operating Income $1,065 million First-Quarter 2011 EBITDA .. 1) EBITDA excludes a 2010 $42 million LCM inventory charge which is represented, in aggregate, by the shaded areas in the "March 2011 LTM EBITDA" chart above. 2) Represents a combination of predecessor (April 1 - April 30, 2010) and successor (May 1, 2010 - March 31, 2011) periods. 3) For periods prior to May 1, 2010, operating income and EBITDA are calculated on a current cost inventory basis. For periods beginning on May 1, 2010, and thereafter, operating income and EBITDA are calculated using the LIFO method of inventory accounting.

Cash Flow 1) Includes inventories, accounts payable, and accounts receivable. 2) Includes capital and maintenance turnaround spending. (2) First Quarter 2011 Since Emergence (May 1, 2010) (2) (1) (1)

Working Capital and Liquidity Working Capital (1) Liquidity Snapshot at Mar. 31, 2011 Liquidity: ~ $6.3 billion Net Debt: ~ $1.7 billion 1) Beginning in the second quarter 2010, working capital accounts reflect the impact of reorganization and fresh-start accounting adjustments.

Olefins & Polyolefins – Americas
Highlights and Business Drivers – 1Q11

EBITDA [1] Trend



600
500
400
300
200
100
0
USD, million
1Q10
2Q10
3Q10
4Q10
1Q11

Performance vs. 4Q10

	EBITDA	Margin	Volume
U.S. Olefins • Expanded ethylene margin • ~70% of ethylene from NGLs	↑	↑	↔
Polyethylene • Volume improvement from seasonally lower fourth quarter	↑	↔	↑
Polypropylene (includes *Catalloy*) • *Catalloy* strength	↑	↑	↓

Ethylene Chain Margins (per CMAI)



30
25
20
15
10
5
0
-5
(cents/pound)
1Q 10
4Q 10
1Q 11
Apr-11
Ethane Margin
Naphtha Margin
HDPE Margin
Ethylene/HDPE Chain

Polypropylene Margins (per CMAI)



6
4
2
0
(cents/pound)
1Q10
4Q10
1Q11
Apr-11
PP Margin

1) Represents a combination of predecessor (January 1, 2010 – April 30, 2010) and successor (May 1, 2010 and thereafter) periods. For periods prior to May 1, 2010, EBITDA is calculated on a current cost inventory basis. For periods beginning on May 1, 2010, and thereafter, EBITDA is calculated using the LIFO method of inventory accounting. LCM charges of $171 million, $26 million and $(163) million are excluded from 2Q10, 3Q10 and 4Q10 EBITDA figures, respectively.

lyondellbasell.com First-Quarter 2011 Earnings lyondellbasell 9

Olefins & Polyolefins - Europe, Asia, International Highlights and Business Drivers - 1Q11 EU Olefins Margin recovery from crude oil based squeeze in the fourth quarter Butadiene remains strong Polyethylene Some pressure from imports Polypropylene (includes Catalloy) Expanded margins, lower fixed costs JV dividends Ethylene Chain Margins (per CMAI) EBITDA (1) Trend Performance vs. 4Q10 Polypropylene Margins (per CMAI) 1) Represents a combination of predecessor (January 1, 2010 - April 30, 2010) and successor (May 1, 2010 and thereafter) periods. For periods prior to May 1, 2010, EBITDA is calculated on a current cost inventory basis. For periods beginning on May 1, 2010, and thereafter, EBITDA is calculated using the LIFO method of inventory accounting. LCM charges of $5 million, $5 million and $(10) million are excluded from 2Q10, 3Q10 and 4Q10 EBITDA figures, respectively.

Intermediates & Derivatives Highlights and Business Drivers - 1Q11 1) Represents a combination of predecessor (January 1, 2010 - April 30, 2010) and successor (May 1, 2010 and thereafter) periods. For periods prior to May 1, 2010, operating income and EBITDAR are calculated on a current cost inventory basis. For periods on and after May 1, 2010, operating income and EBITDA are calculated using the LIFO method of inventory accounting. LCM charges of $25 million and $(17) million are excluded for 2Q10 and 4Q10, respectively. EBITDA (1) Propylene Oxide and Derivatives Slight margin compression on higher raw material costs Seasonal deicer sales Intermediates Increased EBITDA across most products Ethylene oxide / ethylene glycol and TBA intermediates strength Performance vs. 4Q10

Refining & Oxyfuels Highlights and Business Drivers - 1Q11 Houston Refinery Crude thruput: 258 MB/D Maya 2-1-1: $23.69 / bbl Margin expansion, Houston FCCU turnaround Berre Refinery Crude thruput: 101 MB/D Urals 4-1-2-1: $7.81 / bbl Oxyfuels Seasonal margin recovery Refining Spreads (per Platts) EBITDA (1) Trend Performance vs. 4Q10 EU MTBE Raw Material Margins (per Platts) 1) Represents a combination of predecessor (January 1, 2010 - April 30, 2010) and successor (May 1, 2010 and thereafter) periods. For periods prior to May 1, 2010, EBITDA is calculated on a current cost inventory basis. For periods beginning on May 1, 2010, and thereafter, operating income and EBITDA are calculated using the LIFO method of inventory accounting. LCM charges of $132 million, $1 million and $(133) million are excluded from 2Q10, 3Q10 and 4Q10 EBITDA figures, respectively.

Technology Highlights and Business Drivers - 1Q11 Continued strong catalyst results Licensing income from previous activity First-Quarter 2011 Results $91 million EBITDA Lupotech Technology

First-Quarter Summary and Outlook Houston refinery operating with improved FCCU and strong industry spreads Channelview olefins plant turnaround 10 percent redemption of 8% Notes Annual Meeting of shareholders - May 5; Key proposals Supervisory Board expansion Dividend initiation Near-term Outlook Margin increases across most businesses despite raw material cost pressures European cracker margin recovery Significant dividend from Saudi JV Successful FCCU turnaround at Houston refinery Oxyfuels seasonal margin recovery Normal first quarter elevated usage of cash First-Quarter Summary